Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$4,142,019,000

SLM Student Loan Trust 2007-1

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On January 25, 2007, the trust will issue:

Class	Principal	Interest Rate		Maturity
Floating Rate Class A-1 Notes	$351,000,000	3-month LIBOR minus	%	April 25, 2012
Floating Rate Class A-2 Notes	$516,000,000	3-month LIBOR minus	%	January 25, 2016
Floating Rate Class A-3 Notes	$417,000,000	3-month LIBOR plus	%	July 25, 2018
Floating Rate Class A-4 Notes	$621,000,000	3-month LIBOR plus	%	January 25, 2022
Floating Rate Class A-5 Notes	$891,000,000	3-month LIBOR plus	%	January 26, 2026
Floating Rate Class A-6 Notes	$1,221,758,000	3-month LIBOR plus	%	January 27, 2042
Floating Rate Class B Notes	$124,261,000	3-month LIBOR plus	%	January 27, 2042

The trust will make payments primarily from collections on a pool of consolidation student loans. Interest and principal on the notes will be payable quarterly on the 25th day of each January, April, July and October, beginning in April 2007. In general, the trust will pay principal, sequentially, to the class A-1 notes through class A-6 notes, in that order, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the April 2013 distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes and the reserve account. On the closing date, the trust will make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rates on the notes are determined by reference to LIBOR. A description of how LIBOR is determined appears under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus.

We are offering the notes through the underwriters when and if issued. Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Joint Book-Runners

Banc of America Securities LLC	Goldman, Sachs & Co.	Lehman Brothers

Global Co-Managers

HSBC	RBS Greenwich Capital	Wachovia Securities

Class A-3, Class A-4, Class A-5, Class A-6 and Class B Notes

Co-Manager

Merrill Lynch & Co.

January 17, 2007

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated January 12, 2007 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

THE TRUST WILL NOT ISSUE THE CLASS A-5B NOTES, THE CLASS A-6B NOTES, THE CLASS B-2 NOTES OR ANY ADDITIONAL CLASSES OF AUCTION RATE NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, (1) THE CLASS A-5 NOTES WILL CONSIST OF ONE CLASS OF FLOATING RATE NOTES; (2) THE CLASS A-6 NOTES WILL CONSIST OF ONE CLASS OF FLOATING RATE NOTES; (3) THE CLASS B NOTES WILL CONSIST OF ONE CLASS OF FLOATING RATE NOTES; (4) NO CLASS OF AUCTION RATE NOTES WILL BE ISSUED; (5) THERE WILL BE NO AUCTION AGENT OR BROKER-DEALERS; (6) NO FUTURE DISTRIBUTION ACCOUNT WILL BE CREATED OR FUNDED MONTHLY; (7) QUARTERLY DISTRIBUTION DATES ARE NOW REFERRED TO AS DISTRIBUTION DATES; (8) ANY OTHER TERMS AND CONDITIONS SET FORTH IN THE INITIAL FREE-WRITING PROSPECTUS THAT ARE APPLICABLE ONLY TO AUCTION RATE NOTES WILL NOT APPLY; AND (9) ANY REFERENCES TO LIBOR-BASED NOTES ARE REFERENCES TO ALL OF THE NOTES.

The Notes

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $351,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $516,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $417,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $621,000,000;

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $891,000,000; and

•	Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $1,221,758,000.

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $124,261,000.

Closing Date. The closing date for this offering will be January 25, 2007.

Interest Rates. The spreads to LIBOR will be set at the time of pricing.

Pricing Date. On or after January 18, 2007.

Initial Accrual Period. The initial accrual period for the notes will begin on the closing date and end on April 24, 2007, the day before the first distribution date. LIBOR for each accrual period, including the initial accrual period, will be three-month LIBOR.

Stepdown Date. The stepdown date is the earlier to occur of (a) the April 2013 distribution date and (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date

Class A-1	April 25, 2012

Class A-2	January 25, 2016

Class A-3	July 25, 2018

Class A-4	January 25, 2022

Class A-5	January 26, 2026

Class A-6	January 27, 2042

Class B	January 27, 2042

Identification Numbers

The notes will have the following CUSIP Numbers, ISIN and European Common Codes:

CUSIP Numbers

•	Class A-1 Notes: 78443V AA 0

•	Class A-2 Notes: 78443V AB 8

•	Class A-3 Notes: 78443V AC 6

•	Class A-4 Notes: 78443V AD 4

•	Class A-5 Notes: 78443V AE 2

•	Class A-6 Notes: 78443V AG 7

•	Class B Notes: 78443V AJ 1

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78443VAA08

•	Class A-2 Notes: US78443VAB80

•	Class A-3 Notes: US78443VAC63

•	Class A-4 Notes: US78443VAD47

•	Class A-5 Notes: US78443VAE20

•	Class A-6 Notes: US78443VAG77

•	Class B Notes: US78443VAJ17

European Common Codes

•	Class A-1 Notes: 028395701

•	Class A-2 Notes: 028395795

•	Class A-3 Notes: 028395850

•	Class A-4 Notes: 028396147

•	Class A-5 Notes: 028396171

•	Class A-6 Notes: 028396295

•	Class B Notes: 028396350

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end ten business days after the closing date on February 8, 2007.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on June 30, 2007.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$351,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	516,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	417,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	621,000,000
Floating Rate Class A-5 Student Loan-Backed Notes	891,000,000
Floating Rate Class A-6 Student Loan-Backed Notes	1,221,758,000
Floating Rate Class B Student Loan-Backed Notes	124,261,000
Equity	100

Total	$4,142,019,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to approximately $11,090,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-On Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to approximately $20,000,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to approximately $10,054,909.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any distribution date will be the greater of:

•	0.25% of the sum of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next distribution date), each as of the close of business on the last day of the related collection period; and

•	$6,032,945.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $110,000,000. Amounts on deposit in the capitalized interest account will not be replenished. Funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing and administration fees, shortfalls in payments of interest due to the class A noteholders and shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

All funds remaining on deposit in the capitalized interest account on the January 2008 distribution date will be transferred to the collection account and included as available funds on that distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the January 2008 distribution date.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $3,692,984.

Distributions from the Collection Account

On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in the initial free-writing prospectus, to the extent of Available Funds for that distribution date, amounts transferred from the capitalized interest account through the January 2008 distribution date (with respect to clauses (a) through (d) below for that distribution date) and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) to the class A noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(d) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(e) sequentially, to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-6 noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(f) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(g) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(h) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any; and

(i) to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that otherwise would be paid to the excess distribution certificateholder.

The chart on the following page illustrates the application of funds in the collection account as described in this term sheet and the initial free-writing prospectus.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

Underwriting

The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about January 25, 2007 against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Banc of America Securities LLC	$58,500,000	$86,000,000	$59,572,000	$88,715,000
Goldman, Sachs & Co.	58,500,000	86,000,000	59,572,000	88,715,000
Lehman Brothers Inc.	58,500,000	86,000,000	59,572,000	88,714,000
Greenwich Capital Markets, Inc.	58,500,000	86,000,000	59,571,000	88,714,000
HSBC Securities (USA) Inc.	58,500,000	86,000,000	59,571,000	88,714,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	0	0	59,571,000	88,714,000
Wachovia Capital Markets, LLC	58,500,000	86,000,000	59,571,000	88,714,000

Total	$351,000,000	$516,000,000	$417,000,000	$621,000,000

Underwriter	Class A-5 Notes	Class A-6 Notes	Class B Notes
Banc of America Securities LLC	$127,286,000	$174,537,000	$17,752,000
Goldman, Sachs & Co.	127,286,000	174,537,000	17,752,000
Lehman Brothers Inc.	127,286,000	174,537,000	17,752,000
Greenwich Capital Markets, Inc.	127,285,000	174,537,000	17,751,000
HSBC Securities (USA) Inc.	127,286,000	174,537,000	17,752,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	127,286,000	174,537,000	17,751,000
Wachovia Capital Markets, LLC	127,285,000	174,536,000	17,751,000

Total	$891,000,000	$1,221,758,000	$124,261,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is December 30, 2006;

•	the closing date will be January 25, 2007;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•	consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	before December 1, 2006, a 91-day Treasury bill rate of 4.84% and on or after December 1, 2006, a 91-day Treasury bill rate of 5.03%; and

•	three-month commercial paper rate of 5.18%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	distributions begin on April 25, 2007, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 5.34%;

•	class A-2 notes: 5.37%;

•	class A-3 notes: 5.39%;

•	class A-4 notes: 5.45%;

•	class A-5 notes: 5.48%;

•	class A-6 notes: 5.52%; and

•	class B notes: 5.61%;

•	an administration fee equal to $20,000 is paid quarterly by the trust to the administrator;

•	a servicing fee equal to 1/12 of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $10,054,909 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $6,032,945;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $20,000,000 and the full amount is used to purchase add-on consolidation loans on the closing date;

•	the capitalized interest account has an initial balance equal to $110,000,000, and on the January 2008 distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.26% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 7 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•	an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance, and the servicer makes no other purchases of trust student loans; and

•	the pool of trust student loans consists of 5,087 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%

Class A-1 Notes	1.21	1.08	1.00	0.94	0.89
Class A-2 Notes	4.51	3.53	3.00	2.65	2.40
Class A-3 Notes	7.97	5.99	5.00	4.37	3.92
Class A-4 Notes	11.29	8.48	7.00	6.07	5.42
Class A-5 Notes	15.38	12.15	10.00	8.63	7.68
Class A-6 Notes	20.32	17.87	15.58	13.59	12.02
Class B Notes	15.43	13.50	12.10	11.03	10.21

Expected Maturity Date

Class A-1 Notes	July 25, 2009	January 25, 2009	October 25, 2008	July 25, 2008	July 25, 2008
Class A-2 Notes	July 25, 2013	January 25, 2012	April 25, 2011	October 25, 2010	April 25, 2010
Class A-3 Notes	July 25, 2016	January 25, 2014	October 25, 2012	January 25, 2012	July 25, 2011
Class A-4 Notes	January 25, 2020	January 25, 2017	April 25, 2015	January 25, 2014	April 25, 2013
Class A-5 Notes	July 25, 2024	July 25, 2021	January 25, 2019	April 25, 2017	April 25, 2016
Class A-6 Notes	January 25, 2029	October 25, 2026	October 25, 2024	October 25, 2022	January 25, 2021
Class B Notes	January 25, 2029	October 25, 2026	October 25, 2024	October 25, 2022	January 25, 2021

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
April 2007	96	95	94	93	92
April 2008	32	24	17	9	2
April 2009	*	0	0	0	0
April 2010	0	0	0	0	0
April 2011	0	0	0	0	0
April 2012	0	0	0	0	0
April 2013	0	0	0	0	0
April 2014	0	0	0	0	0
April 2015	0	0	0	0	0
April 2016	0	0	0	0	0
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
April 2019	0	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	88	76	64	52
April 2010	78	56	35	15	0
April 2011	54	21	0	0	0
April 2012	29	0	0	0	0
April 2013	3	0	0	0	0
April 2014	0	0	0	0	0
April 2015	0	0	0	0	0
April 2016	0	0	0	0	0
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
April 2019	0	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	93
April 2011	100	100	88	50	14
April 2012	100	80	27	0	0
April 2013	100	31	0	0	0
April 2014	71	0	0	0	0
April 2015	36	0	0	0	0
April 2016	*	0	0	0	0
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
April 2019	0	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	100	100	100	100	100
April 2012	100	100	100	85	53
April 2013	100	100	76	34	0
April 2014	100	88	34	0	0
April 2015	100	54	0	0	0
April 2016	100	19	0	0	0
April 2017	75	0	0	0	0
April 2018	48	0	0	0	0
April 2019	21	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	100	100	100	100	100
April 2012	100	100	100	100	100
April 2013	100	100	100	100	97
April 2014	100	100	100	90	61
April 2015	100	100	95	58	25
April 2016	100	100	66	26	0
April 2017	100	89	39	0	0
April 2018	100	67	14	0	0
April 2019	100	45	0	0	0
April 2020	94	23	0	0	0
April 2021	73	2	0	0	0
April 2022	51	0	0	0	0
April 2023	27	0	0	0	0
April 2024	3	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	100	100	100	100	100
April 2012	100	100	100	100	100
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	100	95
April 2017	100	100	100	98	75
April 2018	100	100	100	81	59
April 2019	100	100	94	66	46
April 2020	100	100	80	54	36
April 2021	100	100	67	43	0
April 2022	100	87	55	34	0
April 2023	100	73	44	0	0
April 2024	100	60	35	0	0
April 2025	84	48	0	0	0
April 2026	67	36	0	0	0
April 2027	52	0	0	0	0
April 2028	38	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	100	100	100	100	100
April 2012	100	100	100	100	100
April 2013	99	98	98	97	96
April 2014	95	91	88	84	81
April 2015	90	84	78	72	70
April 2016	85	77	68	63	56
April 2017	81	69	59	53	45
April 2018	75	62	53	43	35
April 2019	70	56	45	35	27
April 2020	64	51	38	29	21
April 2021	59	44	32	23	0
April 2022	52	38	26	18	0
April 2023	48	32	21	0	0
April 2024	41	26	17	0	0
April 2025	33	21	0	0	0
April 2026	27	16	0	0	0
April 2027	21	0	0	0	0
April 2028	15	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	1.21	0.74	0.56	0.44	0.37
Class A-2 Notes	4.51	2.07	1.37	1.07	0.90
Class A-3 Notes	7.97	4.04	2.59	1.89	1.49
Class A-4 Notes	11.29	6.42	4.21	3.08	2.41
Class A-5 Notes	15.38	10.47	7.19	5.30	4.15
Class A-6 Notes	20.32	17.04	13.61	10.72	8.53
Class B Notes	15.43	13.30	11.67	10.15	9.02

Expected Maturity Date
Class A-1 Notes	July 25, 2009	January 25, 2008	January 25, 2008	October 25, 2007	July 25, 2007
Class A-2 Notes	July 25, 2013	April 25, 2010	January 25, 2009	July 25, 2008	April 25, 2008
Class A-3 Notes	July 25, 2016	January 25, 2012	April 25, 2010	April 25, 2009	October 25, 2008
Class A-4 Notes	January 25, 2020	January 25, 2015	April 25, 2012	January 25, 2011	January 25, 2010
Class A-5 Notes	July 25, 2024	January 25, 2020	July 25, 2016	January 25, 2014	July 25, 2012
Class A-6 Notes	January 25, 2029	April 25, 2026	April 25, 2023	April 25, 2020	October 25, 2017
Class B Notes	January 25, 2029	April 25, 2026	April 25, 2023	April 25, 2020	October 25, 2017

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
April 2007	96	84	72	59	46
April 2008	32	0	0	0	0
April 2009	*	0	0	0	0
April 2010	0	0	0	0	0
April 2011	0	0	0	0	0
April 2012	0	0	0	0	0
April 2013	0	0	0	0	0
April 2014	0	0	0	0	0
April 2015	0	0	0	0	0
April 2016	0	0	0	0	0
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
April 2019	0	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	84	46	9	0
April 2009	100	35	0	0	0
April 2010	78	0	0	0	0
April 2011	54	0	0	0	0
April 2012	29	0	0	0	0
April 2013	3	0	0	0	0
April 2014	0	0	0	0	0
April 2015	0	0	0	0	0
April 2016	0	0	0	0	0
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
April 2019	0	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	66
April 2009	100	100	68	0	0
April 2010	100	86	0	0	0
April 2011	100	31	0	0	0
April 2012	100	0	0	0	0
April 2013	100	0	0	0	0
April 2014	71	0	0	0	0
April 2015	36	0	0	0	0
April 2016	*	0	0	0	0
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
April 2019	0	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.
*	An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	97	52
April 2010	100	100	91	30	0
April 2011	100	100	41	0	0
April 2012	100	85	0	0	0
April 2013	100	51	0	0	0
April 2014	100	19	0	0	0
April 2015	100	0	0	0	0
April 2016	100	0	0	0	0
April 2017	75	0	0	0	0
April 2018	48	0	0	0	0
April 2019	21	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	83
April 2011	100	100	100	81	39
April 2012	100	100	97	46	2
April 2013	100	100	69	15	0
April 2014	100	100	44	0	0
April 2015	100	92	21	0	0
April 2016	100	71	1	0	0
April 2017	100	51	0	0	0
April 2018	100	32	0	0	0
April 2019	100	13	0	0	0
April 2020	94	0	0	0	0
April 2021	73	0	0	0	0
April 2022	51	0	0	0	0
April 2023	27	0	0	0	0
April 2024	3	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	100	100	100	100	100
April 2012	100	100	100	100	100
April 2013	100	100	100	100	81
April 2014	100	100	100	93	65
April 2015	100	100	100	78	52
April 2016	100	100	100	65	41
April 2017	100	100	87	54	33
April 2018	100	100	75	45	0
April 2019	100	100	64	36	0
April 2020	100	97	54	0	0
April 2021	100	84	45	0	0
April 2022	100	73	37	0	0
April 2023	100	61	0	0	0
April 2024	100	50	0	0	0
April 2025	84	39	0	0	0
April 2026	67	0	0	0	0
April 2027	52	0	0	0	0
April 2028	38	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
April 2007	100	100	100	100	100
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	100	100	100	100	100
April 2012	100	100	100	100	100
April 2013	99	98	97	96	95
April 2014	95	90	85	81	76
April 2015	90	82	77	68	61
April 2016	85	75	67	56	48
April 2017	81	68	58	47	38
April 2018	75	63	50	39	0
April 2019	70	56	43	32	0
April 2020	64	49	36	0	0
April 2021	59	43	30	0	0
April 2022	52	37	25	0	0
April 2023	48	31	0	0	0
April 2024	41	25	0	0	0
April 2025	33	20	0	0	0
April 2026	27	0	0	0	0
April 2027	21	0	0	0	0
April 2028	15	0	0	0	0
April 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 1.0 year in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 1.0% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)(2)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.5%	1.0%	1.4%	1.9%
Class A-2 Notes	0.0	1.0	1.8	2.4	3.0
Class A-3 Notes	0.0	1.5	2.5	3.4	4.2
Class A-4 Notes	0.0	2.0	3.3	4.5	5.4
Class A-5 Notes	0.0	2.5	4.5	6.0	7.2
Class A-6 Notes	0.0	3.1	5.7	8.0	10.1
Class B Notes	0.0	3.6	6.9	9.8	11.8

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

(2)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

$4,142,019,000

SLM Student Loan Trust 2007-1

Issuing Entity

$351,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$516,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$417,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$621,000,000	Floating Rate Class A-4 Student Loan-Backed Notes

$891,000,000	Floating Rate Class A-5 Student Loan-Backed Notes

$1,221,758,000	Floating Rate Class A-6 Student Loan-Backed Notes

$124,261,000	Floating Rate Class B Student Loan-Backed Notes

SLM FUNDING LLC

Depositor

SALLIE MAE, INC.

Sponsor, Servicer and Administrator

Joint Book-Runners

Banc of America Securities LLC

Goldman, Sachs & Co.

Lehman Brothers

Global Co-Managers

HSBC

RBS Greenwich Capital

Wachovia Securities

Class A-3, Class A-4, Class A-5, Class A-6 and Class B Notes Co-Manager

Merrill Lynch & Co.

January 17, 2007